UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2008

EP MedSystems, Inc.

(Exact Name of Registrant Specified in Charter)

New Jersey	0-28260	22-32122190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Route 73 North, Building D West Berlin, New Jersey	08091
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 753-8533

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 amends and restates in its entirety Item 1.01 of the Current Report on Form 8-K filed by EP MedSystems, Inc. with the Securities and Exchange Commission on April 8, 2008 in order to reflect the filing of a copy of the Merger Agreement (as defined below) as Exhibit 2.1 and to provide a summary of the Voting Agreement and Employment Agreements entered into in connection with the Merger Agreement. This Amendment No. 1 also amends Item 9.01 to reflect the filing of the Merger Agreement as Exhibit 2.1 and the Voting Agreement as Exhibit 99.3.

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2008, EP MedSystems, Inc. (the “Company”), St. Jude Medical, Inc. (“St. Jude Medical”) and Epicurus Merger Corporation, a wholly owned subsidiary of St. Jude Medical (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger. In addition, under the terms of the Merger Agreement, after the Merger, the Company will be merged with and into a wholly owned subsidiary of St. Jude Medical, with such wholly owned subsidiary continuing as the surviving entity.

The Merger Agreement provides that the Company’s shareholders will have the opportunity to elect to receive, in exchange for each share of Company common stock they own immediately prior to the completion of the Merger, either (i) a cash payment in the amount of $3.00 or (ii) an amount of common stock of St. Jude Medical equal to $3.00 divided by the average closing sale price of one share of St. Jude Medical common stock on the NYSE Composite Transactions reporting system for each of the ten (10) trading days ending on the second trading day prior to the closing date of the Merger. The Merger Agreement provides that a Company shareholder may receive a combination of cash and shares of St. Jude Medical that is different from what he or she may have elected depending on the elections made by other Company shareholders, in order to ensure that 60% of outstanding shares of the Company at the effective time of the Merger are exchanged for cash and 40% of such shares are exchanged for stock of St. Jude Medical.

The Company and St. Jude Medical have made customary representations, warranties and covenants in the Merger Agreement, including the Company making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.

The Merger Agreement contains certain termination rights for both the Company and St. Jude Medical, and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay St. Jude Medical a termination fee of $4 million.

Consummation of the Merger is subject to customary conditions, including (i) the approval and adoption by the requisite vote of the holders of the outstanding shares of common stock of the Company, (ii) authorization of the listing of St. Jude Medical common stock for trading on the NYSE, (iii) absence of a Company Material Adverse Effect (as defined in the Agreement) and (iv) certain regulatory approvals. Additionally, consummation of the Merger is subject to conditions requiring (1) that other parties to certain contracts shall not have terminated or repudiated, or given notice of an intent to terminate or repudiate, any such contract and (2) that the US Food and Drug Administration (“FDA”) shall not have restricted the Company’s ability to (i) manufacture, market, sell or otherwise distribute any Company products previously approved or cleared by the FDA for marketing and sale or (ii) obtain approval or clearance to market and sell any products which have not yet been approved or cleared for marketing and sale by the FDA.

In connection with the Merger Agreement, David A. Jenkins, the Company’s Chairman, and his wife, Linda A. Jenkins, entered into a Voting Agreement with St. Jude Medical pursuant to which Mr. and Mrs. Jenkins agreed to vote their shares of the Company in favor of the adoption of the Merger Agreement and the transactions contemplated thereby. Mr. and Mrs. Jenkins also agreed to vote against any other acquisition proposal and any action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger Agreement or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its subsidiaries under the Merger Agreement. The Voting Agreement terminates upon the earliest of (a) the effective time of the Merger, (b) the termination of the Merger Agreement or (c) written notice of termination of the Voting Agreement by Parent to Mr. and Mrs. Jenkins.

The foregoing descriptions of the Merger Agreement and Voting Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements. A copy of the Merger Agreement is attached to this Form 8-K as Exhibit 2.1 and a copy of the Voting Agreement is attached to this Form 8-K as Exhibit 99.3.

In connection with the Merger Agreement, each of David I. Bruce, the Company’s President and Chief Executive Officer, James J. Caruso, the Company’s Chief Financial Officer, and C. Bryan Byrd, the Company’s Vice President, Engineering and Manufacturing (collectively, the “Senior Managers”) entered into an Employment Agreement with St. Jude Medical. Upon the effective date of the Merger, each Employment Agreement will replace each Senior Manager’s existing employment arrangements with the Company. It is a condition to St. Jude Medical’s obligation to effect the Merger that no Senior Manager challenges the validity of his Employment Agreement or otherwise expresses his intent not to continue his employment with St. Jude Medical. The terms of the Employment Agreements will be more fully described in the proxy statement that will be sent to the Company’s shareholders seeking their approval of the Merger.

The following disclosure is made in accordance with Rule 14a-12 of the Securities Exchange Act of 1934, as amended:

Additional Information and Where to Find It

St. Jude Medical will file a registration statement on Form S-4 containing a proxy statement addressed to the Company’s shareholders and a prospectus for the St. Jude Medical stock to be offered in the Merger with the Securities and Exchange Commission (the “SEC”). A definitive proxy statement will be sent to the Company’s shareholders seeking their approval of the Merger. Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the Merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by St. Jude Medical or the Company at the SEC’s website at http://www.sec.gov. Copies of the registration statement and other documents filed by St. Jude Medical or the Company with the SEC may also be obtained for free from the Company by directing a written request to EP MedSystems, Inc., 575 Route 73 North, Building D, West Berlin, New Jersey, or from St. Jude Medical by directing a written request to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, Minnesota 55117.

Participants in Solicitation

The Company and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the participants and their interests in the solicitation may be found in the proxy statement and prospectus, when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1 Agreement and Plan of Merger, dated as of April 8, 2008, by and among EP MedSystems, Inc., St. Jude Medical, Inc. and Epicurus Merger Corporation.*

99.1 Press release dated April 9, 2008 – Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 9, 2008.

99.2 Communication to employees of EP MedSystems, Inc. dated April 9, 2008 – Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 9, 2008.

99.3 Voting Agreement, dated as of April 8, 2008, by and among St. Jude Medical, Inc., David A. Jenkins and Linda A. Jenkins.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EP MEDSYSTEMS, INC.

Date: April 11, 2008	By:	/s/ JAMES J. CARUSO
James J. Caruso Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
2.1	Agreement and Plan of Merger, dated as of April 8, 2008, by and among EP MedSystems, Inc., St. Jude Medical, Inc. and Epicurus Merger Corporation.*

99.1	Press release dated April 9, 2008 – Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 9, 2008.

99.2	Communication to employees of EP MedSystems, Inc. dated April 9, 2008 – Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 9, 2008.

99.3	Voting Agreement, dated as of April 8, 2008, by and among St. Jude Medical, Inc., David A. Jenkins and Linda A. Jenkins.*

*	Filed herewith